UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-1
REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933
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VYRIAN INC.
(Exact name of Registrant as specified in its charter)
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Nevada	5065	45-4409565
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10101 SOUTHWEST FWY SUITE 400
Houston, Texas 77074
888-929-1116

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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Pacific Stock Transfer Corporation
4045 South Spencer Street
Suite 403
Las Vegas, NV 89119
Tel: (702) 361-3033
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
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Please send copies of all communications to:
Vyrian Inc.
10101 Southwest Freeway Suite 400
Houston, Texas 77074
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Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of this Registration Statement.
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If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering	Amount of Registration Fee
Common	30,000,000	$0.10	$ 3,000,000	$ 345.00
Total	30,000,000	-	$ 3,000,000	$ 345.00

(1)             The proposed offering price per share was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS

Subject to completion, dated August 30, 2012

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10101 Southwest Freeway Suite 400 Houston, Texas 77074
888-929-1110

This prospectus relates to the sale of 30,000,000 shares of the common stock of Vyrian Inc.
Offering Made Without an Underwriter
 See the Section Offering-Plan of Distribution in the Prospectus

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

A Total 30,000,000 Shares of Common Stock Par Value $ 0.001 per Share
 Offered at $0.10 (Ten Cents) Per Share

OUR COMMON STOCK IS NOT TRADED ON ANY NATIONAL SECURITIES EXCHANGE AND IS NOT QUOTED ON ANY OVER-THE-COUNTER MARKET.  THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

Table of Contents

PART I - INFORMATION REQUIRED IN PROSPECTUS

Front of Registration Statement and Outside Front Cover Page of Prospectus	1
Prospectus Cover Page	2
Prospectus Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	3
Use of Proceeds	5

Information with Respect to the Registrant	6
a. Description of Business	6
b. Description of Property	6
c. Legal Proceedings	6
d. Market for Common Equity and Related Stockholder Matters	6
e. Description of Securities	7
f. Management’s Discussion and Analysis of Financial Condition and Results of Operations	7
g. Directors and Executive Officers	10
h. Plan of Distribution	11
i. Executive and Directors Compensation	13
j. Security Ownership of Certain Beneficial Owners and Management	14
k. Plan of Distribution	14
l. Recent Sale of Unregulated Securities	14
m. Financial Statements	15

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Undertakings	24
Signatures	25
Recent Sales of Unregistered Securities
Exhibits and Financial Statement Schedules

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information and does not contain all the information that may be important to you. You should carefully read this prospectus, any related prospectus supplement and the documents we have referred you to in “where you can find more information” before making an investment in our common stock, including the “risk factors” section.  In this prospectus, references to “the company,” “we,” “us” and “our” and so forth refer to the merged or combined companies as one altogether subsequent to the mergers and combination of the respective businesses into Vyrian Inc. and its subsidiaries.

Vyrian, Inc. is a United States government contractor headquartered in Houston, Texas and global provider of electronics components to the industrial and commercial markets. Our company creates a link in the technology supply chain that connects the world’s leading electronic component manufacturers with a global customer base of original equipment manufacturers (OEMs), and contract manufacturers (CMs).  We have a growing international market presence with satellite sales offices in Atlanta, Georgia, Dallas, Texas, San Jose, California, Toronto, Canada, and Cavite, Philippines. Vyrian is led by a management team with over three decades of engineering and marketing experience and key industry relationships that can be leveraged to propel the company forward.

Our Electronics Components Distribution (ECD) division represents the core business of the company. As an ECD supply chain partner, Vyrian offers a number of products and services including: components planning, electronics design services, printed circuit board (PCB) distribution, programming and assembly services. Primary business activities include coordinating the distribution of electronics components, specifically semiconductors, to large OEMs and CMs. Semiconductors are a strategic choice because they yield the greatest return on investment (ROI) for the company. Vyrian’s ECD business also distributes printed circuit boards (PCBs) along with PCB design value-added services. Approximately 90 percent of the company’s revenue within the ECD division consists of high-technology ICs and related parts.  Printed circuit board work and value-added design services contribute the remaining 10 percent of revenue to this division. The company distributes electronics components to its commercial customers who serve many end-markets including computer hardware and peripheral, industrial and manufacturing, medical, communications, military and aerospace.

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Mission
a.	Provide a unique blend of independent electronic components distributorship and authorized line distribution as a global provider of electronics components to the industrial and commercial markets.

b.	Reduce costs and accelerate our customers’ time-to-market by supporting many stages of the product lifecycle process.

c.
Seek new ways to provide services to customers who require more lifecycle-intense or hands-on support with project requirements (i.e. planning and evaluating component needs, procuring electronic components, and designing/manufacturing systems).

d.	Establish a strong marketing and sales presence in key emerging markets (Asia, South America, and Europe).

We believe that we are at the forefront of enabling faster, easier, and connections between the world’s leading electronic component manufacturers, OEMs and CMs.

•	We increased the number of corporate clients from ten to thirty-five in the first quarter of 2012.
•	We increased our database of searchable inventory from 20 thousand to over 200 thousand products as of June 30, 2012.
•	We increased the number of products featured on our website from 20 thousand to 208 thousand as of June 30, 2012.
•	Our line card contains over 50 parts manufacturers as of June 30, 2012.

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Our Market Advantage
Since our inception, we have developed and are leveraging the following key strengths of our business model:

•
Efficient Parts Procurement.  At Vyrian, “out of stock” items are never an issue. With a database   of over 200,000 products, Vyrian’s ECD customers are able to find the exact components that they need. More importantly, Vyrian provides all customers with the ability to procure parts economically without the barrier of large minimum orders. These types of orders are especially important for small business customers and day-to-day government procurements.

•
Quick Turn-Around and Delivery.  Vyrian provides ECD customers the ability to procure, even specialized products quickly (typically within 3-7 business days)—much faster than the industry standard of several weeks of more. Printed circuit board orders are routinely custom-ordered and then built to specification. This customization improves performance metrics for customers, but greatly increases standard industry lead times to four to six weeks or more. Government customers suffer the most from time-to-market lag as the additional stringent testing and quality controls that typically accompany government orders increases delivery times by an additional two to four weeks over the standard. By leveraging and sourcing semiconductors through its global network, the company is able to keep its client’s production schedules on course.

•
Design-In Solutions. In June 2012, Vyrian introduced a new value-added service for turnkey customers as a response to market demand. With this service, turnkey customers can have our engineering team design and simulate printed circuit boards for their project requirements. This value addition leverages our strong technical/engineering expertise and also creates an additional stream of income for the corporation within the ECD segment.

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Our Market Opportunity

The market for electronics components distribution is large and continues to expand. According to an industry source, the market for semiconductor electronics components distribution will grow at a steady compound annual growth rate (CAGR) of 10% over the next 5 years. Global shipments of analog and mixed signal ICs, Vyrian’s primary distribution product, were $31.7 billion in 2005. Last year, these analog and mixed signal IC shipments reached $67.6 billion, a CAGR of 12.8 percent over previous years. The global market for compound semiconductors is expected to increase from $16.0 billion in 2007 to $33.7 billion by the end of 2012—a compound annual growth rate (CAGR) of 17.3 percent, according to an industry source. The market for application- specific integrated circuits (ASICs) will grow from $18.5 billion in 2009 to $22.3 billion in 2014, a CAGR of 3.8 percent.

Our addressable market opportunity includes portions of many existing advertising markets, including online display advertising, online performance-based advertising and inside/outside face-to-face sales. Our official Internet marketing campaign features a series of highly-targeted advertising spots on several highly ranked sites that are frequented by our target audience. Our pragmatic, front-end sales and marketing strategy reaches over 3 million prospective electronics buyers where they are— at work. We also rely upon the “tried and true” grass roots methods of inside-sales and outside-sales strategies for regional customers that are reachable by local staff. This blended face-to-face and virtual client-building strategy has proven successful in establishing our regular pipeline of sales and has been instrumental in introducing the company to new commercial customers.

Current projections suggest that over the next three years, nearly 80 percent of the company’s customers will be based in the Americas.  Vyrian’s three to five year strategy focuses on solidifying a presence in emerging markets such as Europe, India, China, Southeast Asia and South America—and the company anticipates achieving this growth through strategic acquisitions and mergers.

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Our Market Strategy

Our goal is to establish our company as a top source for global electronics parts procurement. Our strategy includes the following key components:

•
Grow the number of lines we feature on our line card.    To increase the number of available product lines on our line card, we are working to form authorized distributor relationships with key suppliers.

•
Grow our inventory base.    We have made significant investments to acquire new clients through online marketing initiatives. For example, we have partnered with top online industry distribution portals to increase the number of ways in which potential customers can discover our represented products. We adjust the number and variety of parts we broker based on customer demand and feedback in the market.

•
Retain current client base.    Our client retention efforts are focused on providing all clients with a positive experience by providing rapid, cost-effective parts procurement and high quality customer service. We are also streamlining our proprietary enterprise resource planning and customer resource management system (ERP/CRM) module to manage procurement more effectively and following up with regional/local customers face-to-face.

•
Increase the number and variety of our services through innovation.    In June 2012, we added a “design-in” suite of services to our customers who require turnkey operation. We plan to continue to launch new service features to increase our client base.

•
Expand with acquisitions and mergers.   We plan to increase markets served and grow sales by pursuing an increased electronics distribution presence in the Americas and emerging markets such as Europe, India, China, Southeast Asia, and South America. To facilitate and speed the pace of market penetration, we will continually evaluate strategic acquisitions.

We are in the early days of our mission to expand our electronics distribution capabilities and pursue our objective to become an essential part of the electronics components distribution network for OEMs and CM clients worldwide. We believe that we have a significant opportunity to enhance the value we deliver to our clients.

THE OFFERING

Vyrian, Inc. is offering for sale to the public 30,000,000 shares of its common voting stock at a price of $ 0.10 per share. The price is arbitrary and is not based on an active trading price or market for the stock or the value of the company’s assets or its earnings or on the market price of any other comparable equity securities of any other public or private company equity securities. The price for the shares has been set by the management of the company and bears no relationship to the company’s actual value based on its profitability, ability to pay dividends, earnings, assets or any other characteristic of the company.

The Company intends to use the proceeds from the offering to further its business plan and to fund its operations which include global procurement and distribution of electronic components and integrated circuits and turnkey PCB design services.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, before deciding whether to invest in shares of our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Negative changes or fluctuations in the general condition of the industry, global economic climate and capital markets which may arise due to economic downturn, inflation or depression may also adversely affect the company, its suppliers and others in the industry. If any of the following risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

Our Business as a Going Concern

In expressing an opinion on our financial statements, our auditor has expressed its opinion as to our business being a “going concern.” Such an opinion indicates that the business lacks sufficient liquidity to remain operating as a business entity. Specifically, if our business fails to raise sufficient capital in order to conduct day-to-day business operations, it will fail to operate completely. At this time, we have no arrangements other than issuing short term debt and this offering to supply working capital needed to conduct day-to-day business. It is possible that additional arrangements can be made above and beyond the offering but those arrangements are not guaranteed.

We have a short operating history and a relatively new business model in an emerging and rapidly evolving market

We are in the early days of expanding our electronics distribution capabilities and pursuing our objective to become an essential part of the electronics components distribution network for OEMs and CM clients worldwide.  As such, we have a limited operating history with the current scale of our business. Our short operating history makes it difficult to evaluate whether or not the business is one that will succeed in the long term. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results. Our short operating history may increase the risk of your investment. Your risk is that you may be investing in a business that could fail completely causing you to lose part or all of your investment. You will be relying heavily on the experience of Vyrian’s management as it relates to its other endeavors as described in the biographical information about Directors and Officers included herein.

Lack of Profitability in Recent Periods and Financial Position

We have accumulated a net deficit of $42,793 as of June 30, 2012. As we grow, we also expect to incur increased operating expenses related to necessary investments in our infrastructure including upgrading our inventory systems and hiring new staff to support the company’s business globally. A key element of our strategy has been to aggressively grow the number manufacturer lines represented on our industry line card, increase available parts in our inventory database, and secure repeat customers for our brokered electronics components via premium online market placement strategies. In particular, we intend to continue to invest our resources in online and print marketing to acquire new corporate accounts. If revenue fails to grow at anticipated rates, or if operating costs rise without a commensurate increase in revenue, then the imbalance between revenue and operating expenses will negatively impact our liquidity as well as our ability to achieve profitability in upcoming quarters.

You should take into account the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results. We have a short operating history and a relatively new business model in an emerging and rapidly evolving market. In expressing an opinion on our financial statements, our auditors have expressed an opinion that without financing there may be substantial concern about our ability to continue as a “Going Concern.” The Company’s brief operating history combined with its lack of profits and sources of liquidity to date raise doubt that it can continue for a period longer than one year without public funding.

Vyrian’s lack of recent profitability may indicate that we need to re-evaluate our plan of operations or change our methods in order to generate a profit. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

•	Our ability to maintain and grow our customer base and supplier relationships;
•	Seasonal fluctuations in customer spending habits;
•	Supplier pricing and part availability that affects our ability to obtain equipment and components;
•	Discoverability on major electronics parts commerce websites and portals;
•	Our ability to keep our web interface operational at a reasonable cost without service interruptions;
•	Increases in marketing, sales and other operating expenses that we may incur in order to grow our operations;
•	Costs related to adverse litigation and/or legislation;
•	Our ability attract and retain key talent; and
•	Our focus on long-term goals over short-term goals.

Vyrian’s financial results will fluctuate from quarter to quarter. As a result, you should not rely upon our past quarterly financial results as indicators of future performance.

Natural Competition

The market for our products and services is very competitive and is subject to rapid technological change. Not only does the company compete with other distributors for new accounts, but it also competes for customers with many of its own suppliers.  Additional competition may also emerge from newer emerging markets in India or China.  The company’s inability to compete in the marketplace and maintain its competitive position could negatively affect its business, forecast and prospects.

The size of our competitors varies across market sectors, as do the resources we have allocated to the sectors and geographic areas in which we do business. As a result, some of our competitors may have more substantial customer bases or greater financial resources than we have in one or more of our market sectors and geographic areas.

Dependence on the Semiconductor Industry

According to an industry source, the market for semiconductor electronics components distribution will grow at a steady compound annual growth rate of 10 percent over the next 5 years. Despite the expected growth in this market in upcoming quarters, the semiconductor industry in general is highly cyclical. Historically, the semiconductor market has experienced periodic fluctuations in product supply and demand that are commonly related to changes in technology and manufacturing capacity. Sales of semiconductors represent a majority of the Vyrian’s sales. Future downturns in the technology industry, particularly in the semiconductor sector, could negatively affect the Company’s operating results profitability in future periods.

Failure to Maintain Relationships with Key Suppliers

Supplier rapport is very important in any distribution industry. The company must maintain good relationships with its suppliers or the our business could be adversely affected. The company’s inventory is purchased from suppliers who also distribute electronic components in adjacent markets. Supplier relationships must be maintained in order to ensure that Vyrian’s products and services are delivered on time and all inventory remains updated and well managed.

Vyrian’s customers depend on our distribution of electronic components and parts from the industry’s leading suppliers. If any of Vyrian’s primary suppliers significantly reduce their volume of business with us in the future, our business and relationships with our customers could be materially and adversely affected.

Potential for Customer Insolvency in a Down Market

A large portion of Vyrian’s working capital is accounts receivable from customers. If high-volume customers who are responsible for a significant amount of accounts receivable are unable to make payments in a timely manner or become insolvent, our liquidity could be adversely affected by the increase in payment cycle times.

Quality Control & Warranty Liability

The third party products that Vyrian procures may be found to be defective which may require a warranty.  Furthermore, products that do not meet specific quality control metrics may result in product liability claims against the company.  Vyrian’s business could be materially adversely affected as a result of any significant quality or performance issues in the products procured and sold, if it is required to pay for the associated damages.

Managing Expansion and Growth

If Vyrian makes key acquisitions, which are needed for expansion into developing international markets, it may take on additional liabilities or not be able to successfully integrate such acquisitions. Undoubtedly, there are risks that come with growing larger. Acquisitions involve a number of risks inclusive of unanticipated costs, liabilities and unforeseen regulator claims.  Management integration, loss of key employees and negative effect on existing customers and supplier relationships may also adversely affect the company’s business.

USE OF PROCEEDS

GROSS OFFERING	$3,000,000
NET PROCEEDS	$3,000,000

PLANNED USES

CAPTIAL EXPENDITURES
Computer Equipment	$150,000
Software/Website Development	$300,000
Furniture and Fixtures	$30,000

Total Proceeds for capital expenditures	$480,000

WORKING CAPITAL
Salaries and wages	$1,083,200
Lease	$90,000
Professional services (Attorney, Web Host, Patent)	$130,000
Travel	$120,000
Advertising	$820,000

Total Proceeds for working capital	$2,243,200

Reserve	$276,800

TOTAL PROCEEDS	$3,000,000

DESCRIPTION OF THE REGISTRANT’S BUSINESS

Vyrian Inc. is primarily engaged in the distribution of electronics components to original equipment manufacturers and contract manufacturers.

Electronics Components Distribution Segment

As an electronics components supplier, The Company offers a number of products and services including:

•	components supply planning for manufacturing companies;

•	electronics design services, printed circuit board (PCB) distribution; and

•	programming and assembly services.

The company distributes electronics components to commercial customers who are Original Equipment Manufacturers or Component Assemblers through its ECD business division.

The Company procures and distributes electronics components used in electromechanical manufacturing and provides printed circuit board supply services that are relevant to a number of industries including homeland security, defense, industrial/commercial and scientific applications. The Company utilizes an extensive parts database which is updated daily with products from more than 150 industry leading manufacturers. The database is searchable and contains over 8 million products or parts with part numbers that are available for online purchase from Vyrian. Examples of the products in the database are:

Semiconductors—Integrated circuits (Chips) integrated into process controls used to operate the devices made by equipment manufactures. Our database includes components manufactured by; Texas Instruments, Atmel, Analog Device, Xilinx, Altera and others.

Capacitors—Used widely in electronic circuits for blocking direct current while allowing alternating current to pass. Our database includes components from the following top manufacturers; AVX, Kemet, and a number of other brands.

Connectors—Electro-Mechanical devices used to join electrical circuits as an interface using a mechanical assembly. Our database includes components from the following top manufacturers; Tyco Electronics, Bourns, Molex, and other brands.

Description of the Company’s Property and Facilities

The issuer presently maintains multiple offices from which operations are conducted. The main office is located 10101 Southwest Freeway, Suite 400 Houston Texas 77074. The Houston offices are leased at a rate of $525 per month.  The office center for the Electronics Distribution Segment is in Atlanta, Georgia and is leased at a rate of $325/month.  The company uses secretarial and support services that are virtual and shared via the internet based and being rented at a rate of $205/month.

Legal Proceedings

The company has not been a party to any legal action. Further, the company is not aware of any impending legal action that would have any significant impact on the company’s business operations or liquidity. No bankruptcy, receivership, or similar proceeding with respect to the registrant or any of its significant subsidiaries has occurred or is pending. No material proceedings have occurred or are pending to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries.

Market Price and Dividends Related to the Registrant’s Common Equity

There is currently no active trading market for the Company’s Common Equity.  Subject to the approval and effectiveness of the Company’s registration statement we intend to seek a listing on the Over the Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that an agreement with a market maker to file the necessary documents with FINRA which operates the OTC Electronic Bulletin Board, can be made nor can there be any assurance that such an application for quotation will be approved.

The Company has not ever paid dividends related to its common stock and does not believe that it will be able to pay declare and pay cash dividends in the foreseeable future.

Description of the Securities Being Offered

The Company is offering for sale 30,000,000. Shares of its Common Voting Stock Par Value $0.001. The shares are being issued fully paid and non-assessable.

Selected Financial Data

As a Smaller Reporting Company as defined by §229.10(f)(1), the registrant is not required to provide the information required by Item 301 Regulation S-K.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the “Risk Factors” section.

Overview
Vyrian is a global provider of electronics components products and related services to commercial and government end users.  The company provides a broad range of product offerings in the electronic components market and wide range of value-added services to help customers lower costs, reduce their time-to-market, and enhance their overall competitiveness.   Our database of searchable inventory includes over 200 thousand products from over 50 leading parts manufacturers as of June 2012.

The company's financial objectives are to expand and increase our market penetration, grow sales such that they outpace the market, grow profits faster than sales, and increase our return on invested capital. Vyrian seeks to achieve these objectives by diversifying and expanding its catalog of product offerings and services, maintaining competitive market pricing for components and services, and increasing its global reach. We believe that our rate of market penetration and average revenue per market will increase as the company and components distribution market matures. We expect to generate the cash flow needed to fund this growth through continuous corporate-wide initiatives to improve profitability and increase effective asset utilization. Over the long term, we believe that growth will lead to increased revenues that will more than offset our operating expenses.

The company’s initial operations were financed by borrowed capital in the form of short-term financing by two private companies. The low-interest financing allowed us to set up and fund the necessary infrastructure to commence trading operations. During the early stages of the operations, we found that continued growth depends on aggressive marketing by competent sales personnel and hiring such personnel required additional funds. As we grew to meet customer demand, additional recruitment of staff necessitated additional borrowings. Incoming sales broke even with outgoing costs within three months of private financing. Our primary overhead expenditure was, and continues to be, salaries of sales and marketing staff.

After financing, the company experienced gradual growth and was able to maintain a high gross profit margin. Gross profit margins continued to remain constant; however, the goal of attaining net profit after charging all expenses was affected in part, by increased selling, general and administrative expenses primarily attributable to the increase in sales, increased interest expense due to higher average debt outstanding primarily to borrowed capital.

Substantially all of the company's sales are made on an order-by-order basis, rather than through long-term sales contracts.  As such, the nature of the company's business does not provide for the visibility of material forward-looking information from its customers and suppliers beyond a few months.

Sales and Gross Profit

Vyrian maintained an average sales rate of approximately $30,000 per month for the first and second quarters in 2012 with a gross margin of 37.3% in an economic landscape of stiff competition and falling prices and demand. A high gross profit margin helped us to meet working capital requirements with reduced borrowings.

General and Administrative Expenses

General and administrative expenses were driven by certain recent increases in our customer base which introduced a higher operating cost structure relative to our existing customer base. The months of January and February 2012 experienced an increase in Vyrian’s customer base following our access to various online marking outlets and databases of inventories online.

This gradual increase in sales was primarily due to the company's continuing efforts to streamline and simplify processes and the company's ability to better leverage its existing cost structure to manage the increased level of sales.

Payment of Debt

During the second quarter of 2012, the company began repayment on the private loan it received at a monthly rate of $10,000.00. An increase in sales in the second quarter, made this repayment possible.

Interest and Other Financing Expense

Interest on borrowed capital for the first quarter of 2012 amounted to $950.

Liquidity and Capital Resources

On March 31, 2012, the company had cash and cash equivalents of $133,240.  Our liquidity is affected by many factors, some of which are based on normal ongoing operations of the company's business and some of which arise from fluctuations related to global economics and markets.

Cash Flows from Operating Activities

The company maintains a significant investment in accounts receivable. As a percentage of total assets, accounts receivable was approximately 16% on March 31, 2012.

The net amount of cash provided by the company's operating activities during first quarter of 2012 was $66, 044 and was primarily due to earnings from operations.

Working capital, as a percentage of sales, was 61% as at March 31, 2012.

Cash Flows from Financing Activities

The primary sources of cash from financing activities were $77,063 of proceeds from Short-term borrowings, and $91,300 of proceeds from the sale of 913,000 Common Stock shares.

Management believes that the company's current cash availability and  its current borrowing capacity  is expected to generate future operating cash flows, and the company's access to capital markets are sufficient to meet its projected cash flow needs for the foreseeable future. The company continually evaluates its liquidity requirements and would seek to amend its existing borrowing capacity or access the financial markets as deemed necessary.

Off-Balance Sheet Arrangements

The company has no off-balance sheet financing.

Critical Accounting Policies and Estimates

The company's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the company to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses and related disclosure of contingent assets and liabilities. The company evaluates its estimates on an ongoing basis. The company bases its estimates on historical experience and on various other assumptions that are believed reasonable under the circumstances; the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The company believes the following critical accounting policies involve the more significant judgments and estimates used in the preparation of its consolidated financial statements:

Revenue Recognition

The company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred or services are rendered, the sales price is determinable, and collectability is reasonably assured. Revenue typically is recognized at time of shipment. Sales are recorded net of discounts, rebates, and returns, which historically have not been material.

A portion of the company's business involves shipments directly from its suppliers to Vyrian warehouses in Houston. After inspection for quality control products are shipped to customers. In these transactions, the company is responsible for negotiating price both with the supplier and customer, payment to the supplier, establishing payment terms with the customer, product returns, and has risk of loss if the customer does not make payment. As the principal with the customer, the company recognizes the sale and cost of sale of the product upon receiving notification from the supplier that the product was shipped.

Effective January 1, 2012, the company adopted FASB Accounting Standards Update No. 2009-13, "Multiple-Deliverable Revenue Arrangements" ("ASU No. 2009-13") and Accounting Standards Update No. 2009-14, "Certain Revenue Arrangements That Include Software Elements" ("ASU No. 2009-14"). ASU No. 2009-13 amends guidance included within ASC Topic 605-25 to require an entity to use an estimated selling price when vendor specific objective evidence or acceptable third party evidence does not exist for any products or services included in a multiple element arrangement. The arrangement consideration should be allocated among the products and services based upon their relative selling prices, thus eliminating the use of the residual method of allocation. ASU No. 2009-13 also requires expanded qualitative and quantitative disclosures regarding significant judgments made and changes in applying this guidance. ASU No. 2009-14 amends guidance included within ASC Topic 985-605 to exclude tangible products containing software components and non-software components that function together to deliver the product's essential functionality. Entities that sell joint hardware and software products that meet this scope exception will be required to follow the guidance of ASU No. 2009-13. The adoption of the provisions of ASU No. 2009-13 and ASU No. 2009-14 did not materially impact the company's consolidated financial position or results of operations.

Accounts Receivable

The company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowances for doubtful accounts are determined using a combination of factors, including the length of time the receivables are outstanding, the current business environment, and historical experience.

Inventories

The company does not maintain inventories at its warehouse. Products are shipped as soon as they are received from suppliers after inspection.

Shipping and Handling Costs

Shipping and handling costs are reported as a component of cost of sales or selling, general and administrative expenses. The company reports shipping and handling costs, primarily related to outbound freight, in the consolidated statements of operations as a component of selling, general and administrative expenses. If the company included such costs in cost of sales, gross profit margin as a percentage of sales for 2012 would decrease from 37.5% to 35% with a corresponding decrease in selling, general and administrative expenses and no impact on reported earnings.

Impact of Recently Issued Accounting Standards

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs" ("ASU No. 2011-04"), which amends current guidance to result in common fair value measurement and disclosures between accounting principles generally accepted in the United States and International Financial Reporting Standards. The amendments explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuations standards or affect valuation practices outside of financial reporting. ASU No. 2011-04 clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable inputs (Level 3 inputs, as defined in Note 7 of the Notes to the Consolidated Financial Statements). The amendments in ASU No. 2011-04 are effective for interim and annual periods beginning after December 15, 2011. The company does not believe that the adoption of the provisions of ASU No. 2011-04 will have a material impact on the company's consolidated financial position or results of operations.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, "Presentation of Comprehensive Income" ("ASU No. 2011-05"), which improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income ("OCI") by eliminating the option to present components of OCI as part of the statement of changes in stockholders' equity. The amendments in this standard require that all changes in stockholders' equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently in December 2011, the FASB issued Accounting Standards Update No. 2011-12, "Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income" ("ASU No. 2011-12"), which indefinitely defers the requirement in ASU No. 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income, or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU No. 2011-05 and ASU No. 2011-12 are effective for interim and annual periods beginning after December 15, 2011 and are to be applied retrospectively. The adoption of the provisions of ASU No. 2011-05 and ASU No. 2011-12 will not have a material impact on the company's consolidated financial position or results of operations.
In September 2011, the FASB issued Accounting Standards Update No. 2011-08, "Testing Goodwill for Impairment" ("ASU No. 2011-08"), which allows entities to use a qualitative approach to test goodwill for impairment. ASU No. 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. ASU No. 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of the provisions of ASU No. 2011-08 will not have a material impact on the company's consolidated financial position or results of operations.

Officers and Directors

Sath Sivasothy, CEO (and co-founder)-President
Sivasothy is responsible for forecasting, developing and delivering on Vyrian’s strategic management objectives to enhance its market share and competitiveness. As Chief Executive, Sivasothy’s primary role is to ensure that the company meets its commitment to excellence in research and development, sales and marketing, and delivery of its products and services to the world market and industry customers. Mr. Sivasothy has held a number of leadership positions throughout his career and brings extensive business and technical expertise from the semiconductor front-end and back-end industries to his current role. Prior to joining Vyrian, Sivasothy was Vice President of Sales and Marketing at CEIBIS Inc., a pioneer in the burn-in reliability testing industry located in the heart of the Silicon Valley. In this role, Sivasothy was responsible for doubling gross sales of $7 million in twenty-four months while maintaining record earnings for the company. Sivasothy has also held high-level consultancies with other public and private technology corporations in the U.S. and abroad with primary responsibilities. Sivasothy currently serves as a member of the board of directors for Techxron Technologies Inc., a U.S. defense contractor. Mr. Sivasothy holds a Bachelor of Science degree in Electrical Engineering from Iowa State University, and has completed graduate coursework toward an executive MBA at the University of Dallas.

Bharat Jagani, President (and co-founder)
Jagani is responsible for carrying out Vyrian’s strategic management objectives and enhancing its market share and competitiveness in the industry. Key areas of focus for Jagani include accountability for day-to-day operations of Vyrians’s global distribution and value-add design businesses. Mr. Jagani brings a wealth of technical leadership from the back-end semiconductor industry.  In 2005, he became Director of engineering of Pycon Inc. a San Jose, California-based manufacturer of multi-layered printed circuit boards for the semiconductor industry.  Mr. Jagani also remains on the board of directors for Reliability Design Services Inc. (RDS) a high technology design firm for the commercial semiconductor industry. Mr. Jagani earned a Bachelor of Science degree in Electrical Engineering from Mehran University and Master’s degree in Electrical Engineering from San Jose State University.

Tony Sivasothy, Chief Financial Officer- Treasurer
Sivasothy is responsible for directing Vyrian’s overall financial strategy and supporting the Operations team in the fulfillment of their duties by ensuring the company’s fiscal soundness. Key areas of focus for Sivasothy include accountability for maintaining the company’s strict profitability standards, securing capital, documenting and filing timely financial records and representing the company’s best financial interests. Sivasothy brings extensive financial expertise to the CFO position.  After earning his bachelor’s degree in economics, he became qualified as a Chartered Accountant in 1970 and worked as senior partner for Price Waterhouse Coopers, England for 20 years.  Tony also held the finance director position at Zurich Insurance Company until 1999. After working as Assistant City Auditor, City of Dallas for 11 years he is on the Board of Directors of Reliability Design Services Inc and Techxron Technologies Inc. He is a licensed CPA.

THE OFFERING-PLAN OF DISTRIBUTION

This prospectus refers to the sale of 30,000,000 shares of the company's common stock. The company has outstanding common stock totaling 10,917,000 shares and intends to issue another 30,000,000 shares to the public in the offering. The offering of the shares is made by the company through the best efforts of its management and no underwriter is involved. The company is responsible for all of the costs of the offering. The shares may be sold by the company to any qualified individual or entity and are sold for cash only. The offering will end on the first anniversary of the effective date of the registration statement. It is likely that not all of the stock offered will be sold to investors immediately. It is likely that a delayed sale of the securities will take place over an extended period of time. The following table shows the possible outcomes for computing the company's outstanding stock given partial sales of the total offering given in percentage intervals. The company has made no plans to place the proceeds of the offering in escrow or trust account. The proceeds are to be used when available. The company predicts no negative effect to any of the investors at any time as a result of the company’s choice not to escrow the proceeds or hold them in trust. Immediate use of the proceeds when received in the company’s accounts regardless of the total received at any time during the offering has no foreseeable negative effect on any investor or shareholder. There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the NASDAQ OTC Bulletin Board, subject to the effectiveness of this Registration Statement. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer The Company is bearing all expenses in connection with the registration of the shares of the company. We are offering the shares on a "self-underwritten" basis directly through our Chief Executive Officer and Director named herein who will not receive any commissions or other remuneration of any kind for selling shares in this offering except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. This offering will terminate upon the earlier to occur of (i) the first anniversary of the effective date of the registration statement, (ii) the date on which all 30,000,000 shares registered hereunder have been sold, or (iii) the date on which we terminate this offering.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continual basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within one year from this initial effective date of this registration.

In connection with his selling efforts in the offering, our CEO will not register as a broker-dealer pursuant to Section 15 of the Exchange Act but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Our CEO is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our CEO will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our CEO is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Our CEO will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Our CEO has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Vyrian Inc. will receive immediately any proceeds from the sale of the shares. The company cannot identify at this time any negative consequence to shareholders or investors as a result of the company’s plan to receive immediately and directly the proceeds from the sale of the common stock identified in this prospectus. The price per share is fixed at $1.00 until our shares are quoted on the OTC Bulletin Board or other exchange. Prior to being quoted on the OTCBB, the Company may sell its shares in private transactions to individuals or qualified entities. Although our common stock is not listed on a public exchange, we intend to seek a listing on the Over the Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that an agreement with a market maker to file the necessary documents with FINRA  which operates the OTC Electronic Bulletin Board, can be made nor can there be any assuranthat such an application for quotation will be approved. However, sales by the Company will be made at the price of $1.00 until a market develops for the stock. The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions. In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the company has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. The company will pay all expenses incidental to the registration of the shares (including registration costs pursuant to the securities laws of certain states).

Beginning and Cumulative Number of Shares Outstanding Based on Sales of Common Stock

Prior to Offering	25% Sold	50% Sold	75% Sold	100% Sold

Of the total number of shares outstanding prior to the offering of 10,917,000approximately 10,000,000 are held by “control persons”. Those shares are restricted until March 31, 2013. The remaining 917,000 shares are held by private investors who acquired their stock by purchase directly from the company.

DIRECTORS, OFFICERS AND CONTROL PERSONS OWNERSHIP AND CONTROL
TABLE OF OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN CONTROL PERSONS GREATER THAN 5%

Class of Stock	Name & Address of Owner	Number of Shares	Portion of Class (%)
Common	Sath Sivasothy-10101 Southwest Fwy Suite 400; Houston TX 77074	3,000,000	27%

Common	Tony Sivasothy – 10101 Southwest Fwy Suite 400 ; Houston, TX 77074	1,000,000	9%

Common	Bharat Jagani-10101 Southwest Fwy Suite 400; Houston, TX 77074	3,000,000	27%

Common	Ryan Arnett-10101 Southwest Fwy Suite 400 Houston, TX 77074	3,000,000	27%

No other person or entity as defined in SEC Rule 13d-3(a) has any right of ownership of common stock by the exercise of any; (1) warrant, option or right (2) conversion of any security agreement (3) power to revoke any trust agreement voluntarily or by automatic function

COMPENSATION OF OFFICERS AND DIRECTORS

No compensation in any form including payments of cash or in equity has been paid to Director or to either of the Principal Executive Officers. Additionally, no award of salary or equity has been accrued as payable for any officer or director for any current or prior service.  At this time no plan for compensation has been developed for either salary or equity compensation. It is contemplated that the registrant would develop and approve a plan as soon as it has adequate resources to do so.  Any future plans would be commensurate with the service provided and not exceed any industry standard for the size and performance of comparable companies in the same industry.

DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	Other Compensation	Total
Director	2011	0	0	0	0	0
Director	2011	0	0	0	0	0
Director	2011	0	0	0	0	0

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Award	Option Award	Non-Equity Incentive Plan	Non- Qualified Deferred Comp Earnings	Total
Principal Executive Officer	2011	0	0	0	0	0	0	0

Principal Financial Officer	2011	0	0	0	0	0	0	0

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

No transactions between any related party have occurred during the reporting period.

PLAN OF DISTRIBUTION

The company plans on offering its securities to the public without the assistance of an underwriter. This is not an underwritten offering. The company through its officers and directors will distribute the stock by direct sale to qualified individuals and entities. Subject to the termination of the company intends to engage the services of brokerage firms that quote stock prices and make markets in particular types of stock offerings that are members of the regulatory agencies that govern and or control their use and participation in the market quotation and stock selling services industry.

RECENT SALES OF UN-REGISTERED SECURTIES

The company recently sold securities in private transactions to private parties for cash. During the period January through March of 2012 the company sold a total of 917,000 shares to private parties in an offering exempted under Rule 504 Regulation D. The securities were all sold for cash.  A complete detailed list of those sales by date and consideration given is found in Exhibit 2.1 to this prospectus.

FINANCIAL STATEMENTS-CONSOLIDATED FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

TABLE OF CONTENTS-SECTION F

VYRIAN INC., FINANCIAL STATEMENTS-BALANCE SHEET
MARCH 31, 2012

ASSETS
Current Assets
Cash	$109,363
Accounts Receivable	23,877
(Net of Allowances for Doubtful Accounts)
Total Current Assets	$133,240
Other Assets
Prepaid Expenses	1,527
Un-Amortized Portion of Organizational Expenses	11,238
Total Assets	$146,005

LIABILITIES & SHAREHOLDER EQUITY
Liabilities
Current Liabilities
Trade Accounts Payable	-
Short Term Notes Payable	77,063
Accrued Expenses-Interest	925
Total Current Liabilities	77,988
Long Term Debt	-
Total Liabilities	$77,988
Shareholder's Equity
Common Stock
1,000,000 Shares Authorized Par Value .001
913,000 Shares Issued & Outstanding	950
Paid-In-Capital In Excess of Par Value	90,350
Retained Earnings (Deficit)	(23,283)
Total Liabilities & Shareholder's Equity	$146,005

ACCOMPANYING ACCOUNTANT’S REPORT IS INTEGRAL TO THESE FINANCIAL STATEMENTS

VYRIAN INC., FINANCIAL STATEMENTS-INCOME STATEMENT
FROM INCEPTION OF NOVEMBER 1ST, 2011 THROUGH MARCH 31, 2012

Revenue
Sales	$89,921

Cost of Goods Sold	(56,314)

Gross Operating Income	$33,607

General & Administrative Expenses
Salaries & Wages	(28,150)
Office Expense	(9,462)
Selling Expenses	(5,097)
Research & Development	(6,741)
Legal & Professional Fees	(6,515)
$(55,965)

(22,358)
Interest Expense	(925)
Depreciation & Amortization	-
Net Income	$(23,283)

ACCOMPANYING ACCOUNTANT’S REPORT IS INTEGRAL TO THESE FINANCIAL STATEMENTS

VYRIAN INC., FINANCIAL STATEMENTS-STATEMENT OF CASH FLOWS
FROM INCEPTION OF NOVEMBER 1ST, 2011 THROUGH   MARCH 31, 2012

Cash Beginning Balance November 1, 2011	$0

Net Income From Operations	$(23,283)

Adjustments to Reconcile Net Income From
Operations to Net Cash Flow

Financing Activities
Sale of Common Stock	90,900
Increase in Short Term Notes Payable	77,463
Total Sources of Cash	$145,080
Other Reconciling Items
Increase in Other Current Assets	(12,765)
Increase in Accrued Expenses	925
Increase in Accounts Receivable	(23,877)
$(35,717)

Net Cash Provided From Operations	$109,363

Ending Cash Balance March 31, 2012	$109,363
Difference	$0

ACCOMPANYING ACCOUNTANT’S REPORT IS INTEGRAL TO THESE FINANCIAL STATEMENTS

VYRIAN INC. FINANCIAL STATEMENTS-STATEMENT OF SHAREHOLDER’S EQUITY

	Common		Paid-In	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity
From Inception November 1, 2012					$-0-

Issued Common Stock	913,000	917	90,350		91,300
Stock Dividend	10,000,000		(10,000)		(10,000)
Net Income				(23,283)	68,017

Ending Balance March 31, 2012	$10,913,000	917	80,350	(23,283)	58,017

ACCOMPANYING ACCOUNTANT’S REPORT IS INTEGRAL TO THESE FINANCIAL STATEMENTS

 VYRIAN INC.
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2012

NOTE 1. Significant Accounting Policies.

Basis of Presentation

The Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States. (US GAAP)

Cash and Cash Equivilents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.
Accounts Receivable

Accounts Receivable is reported using the allowance method. The company had accounts receivable from customers at March 31, 2012 of $ 23, 877 net of allowances for un-collectible accounts.

Revenue Recognition

The Company recognizes revenue from sales of our products to our customers when title passes to the customer which normally occurs upon shipment. Sales revenue is recognized when persuasive evidence of sale exists. Evidence that a sale has occurred means that a fixed and determinable agreement as to the sale amount is exists and that the collectability of the sales amount according to the terms of sale is reasonably assured.

Marketing costs

The expenses related to marketing and other promotional costs as incurred.

Deferred Expenses

As of March 31, 2012 the Company has deferred expenses in the amount of $ 11,238. The amount represents the un-amortized portion of the expenses related to the startup of the corporation. The Company will amortize these deferred expenses over a period of 60 months in equal portions.

Prepaid Expenses

As of March 31, 2012 the Company has prepaid expenses totaling $ 1,527 that represent the prepayment of costs related to the fulfillment of customer’s orders

Notes and Loans Payble

As of March 31, 2012 the Company has loan obligations to the following;

			Total
	Principal	Accrued	Principal &
	Due	Interest	Interest
Note Holder
Techxron	64,225	825	65,050
Reliability Design Services	12,838	100	12,938
	77,063	925	77,988

The obligation to Techxron is in the form of a note payable that has an agreed amortization schedule that begins June 1, 2012 for six monthly payments due on the first day of each month including principal of     $ 9,175.09 and interest of $ 825.06 for a total  payment of $ 10,000.85. The obligation to Reliability Design Services is a revolving type agreement that indebts the Company for payments made by Reliability, to the Company’s suppliers for goods used in the production of the company’s products. Both debts carry interest at the rate of 9% per annum simple interest. The Company is not in default on any principle or interest obligation related the notes payable.

Accrued Warranty Expenses

The Company will accrue reasonable expenses for known future product-related claims if a loss is probable and can be reasonably estimated. During the periods presented, there have been no material accruals or payments regarding product warranty or product liability. Historically, we have experienced a low rate of payments on product claims. Although we cannot predict the likelihood or amount of any future claims, we do not believe they will have a material adverse effect on our financial condition, results of operations or liquidity. Consistent with general industry practice, we enter into formal contracts with certain customers that include negotiated warranty remedies. Typically, under these agreements our warranty for semiconductor products includes: three years coverage; an obligation to repair, replace or refund; and a maximum payment obligation tied to the price paid.

 NOTE 2  Sale of Un-Registered Stock

Beginning March 9, 2012 the Company entered into agreements with private parties for the sale of common stock shares of the Company. The shares were sold pursuant to a Private Placement Memorandum prepared by the Company’s Management. To date a total of 913,000 common shares, par value $ .001 have been sold at a price of $ .10 per share for a total of $ 91,300. The Company has issued the shares as un-registered securities according to an exemption provided by Rule 504(D) of the Securities Act of 1933. The Company has made no agreement and made no warranty with purchasers of the stock providing for registration of the shares. The Company has authorized the sale of up to 5,000,000 shares under the terms of the Private Placement Memorandum.

Eugene M Egeberg
Certified Public Accountant
2400 Boston Street, Suite 102
Baltimore, Maryland  21224
(410) 218-1711

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REPORT

To the Stockholders
Vyrian, Inc.
ATTN: Mr. Tony Sivasothy
10101 Southwest Freeway, Suite 400
Houston, TX 77074

We have audited the accompanying balance sheet of Vyrian, Inc. as of March 31, 2012, and the related statements of operations and changes in stockholder’s deficit and cash flows from the period of inception November 1, 2011 through March 31, 2012.   These financial statements are the responsibility of the Company management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards required by the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has operated for less than one year and its ability to continue operations is based on the ability to obtain financing.   This condition raises substantial doubt about the ability of the Company to continue as a Going Concern. The March 31, 2012 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vyrian, Inc. as of March 31, 2012 and the results of its operations and its cash flows from the period of inception November 1, 2011 to March 31, 2012 in conformity with U.S. generally accepted accounting principles.

Eugene M Egeberg, CPA
Baltimore, MD
29 May 2012

LITIGATION

The company has not been a party to any legal action. Further, the company is not aware of any impending legal action that would have any significant impact on the company’s business operations or liquidity.

STOCK TRANSFER AGENT

Our stock transfer agent is:   Pacific Stock Transfer Agent ____________________________ The contact numbers are: Office __________________________________________________________________________________________________________

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by securities counsel ___________ as shown in Exhibits 5.1.

EXPERTS

Our financial statements for the period ended March 31, 2012 are included in this prospectus and in the registration statement and have been audited by Eugene Egeberg Certified Public Accountant an independent registered public accounting firm, as stated in their report appearing herein.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the shares being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3)of the Securities Act of 1933.

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The ortion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.	Any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

vi.
 The underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and

The benefits of such indemnification are not waived by such persons:

vii.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

6.
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on August 30, 2012.

By: /s/ Sath Sivasothy
Chairman and Chief Executive Officer
Vyrian Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of August, 2012.

Signature	Title	Date

/s/ Sath Sivasothy	Chairman and Chief Executive Officer	August 30, 2012
(Principal Executive Officer)

/s/ Tony Sivasothy	Chief Financial Officer	August 30, 2012
(Principal Accounting Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

2.1	Schedule of Un-Registered Sales of Vyrian Inc. Common Stock
2.2	Articles of Incorporation of Vyrian Inc.
3.2	By-Laws of Vyrian Inc.
3.3	Minutes
5.2	Second Quarter Ended June 30th, Financial Statements (Unaudited)